Exhibit 10.3.2
AMENDMENT NO. 2 TO THE FACILITY AGREEMENT (English Translation)

This Amendment No. 2 to the Facility Agreement (this “Amendment”) is entered into on December _28___, 2011 by and between:

(1)
Aleris Dingsheng Aluminum (Zhenjiang) Co. Ltd. (爱励鼎胜铝业༈镇江༉有限公司), a Sino-foreign joint venture company established under the laws of the People’s Republic of China (“PRC” or “China”), with its registered address at 1 Caijia Road, Jingkou Industrial Zone, Zhenjiang, Jiangsu Province, PRC, as the borrower (the “Borrower”); and

(2)	Bank of China Limited, Zhenjiang Jingkou Sub-Branch (中国银行股份有限公司镇江京口支行), with its business address at 255 Nanmen Street, Zhenjiang, Jiangsu Province, PRC, as the lender (the “Lender”).
The Borrower and the Lender shall hereinafter be referred to individually as a “Party”, and collectively as “Parties.”
RECITALS
WHEREAS, the Parties have entered into that certain Facility Agreement, dated March 29, 2011, as amended by that certain Amendment Agreement, dated May 18, 2011 (as amended, the “Existing Facility Agreement”); and
WHEREAS, the Parties desire to amend certain terms with respect to the Existing Facility Agreement in accordance with the terms and conditions herein (as amended, the “Facility Agreement”).
NOW THEREFORE, based on mutual consultation, the Parties hereby agreed as follows:
AGREEMENT

1.    Definitions and Interpretation. In this Amendment (including the Recitals), words and expressions defined, and rules of construction and interpretation set out, in the Facility Agreement shall, unless the context otherwise requires, have the same meanings herein.

2.Interest Rates. The Borrower and the Lender agree that, subject to the terms and conditions herein: (i) commencing from October 26, 2011, the interest rates and the corresponding definitions of “Base Rate” and “Margin” with respect to all undisbursed portions of the Facilities shall be amended from the current interest rates set forth in Section 8.1 of the Existing Facility Agreement to the following interest rates: 6-month USD LIBOR plus five hundred basic points (500 bps) for USD Loans under Facility A; and 110% of the then current benchmark rate published by the PBOC for loans of the same term and type for RMB Loans under Facility B and Facility C (collectively, the “Conditional Rates”); and (ii) the interest rates of all outstanding Loans and Loans to be disbursed shall, as of the date of the execution of the New Facility Agreement (defined below), adjust to the Conditional Rates; provided that the Conditional Rates shall apply only if the Lender complies with this Amendment.

3.Continuing Performance. The Lender hereby agrees to timely perform all of its obligations under

(i) the Facility Agreement and (ii) following the formation of the banking syndicate, the amended and restated Facility Agreement to be entered into by the Borrower and the members of the lending syndicate (the “New Facility Agreement”), including, without limitation, disbursing the Loans in the amounts and on the dates requested by the Borrower in accordance with the Facility Agreement and the New Facility Agreement, as applicable.

4.Rate Protection. The Lender hereby agrees that the interest rate for any Loan is at no time higher than the interest rate for any US Dollar or RMB loan of a similar amount and tenor offered by the Lender to any other borrower to finance a similar project with similar industrial credit risks, and that if such other borrower receives a lower interest rate or more preferable interest rate terms than the Borrower, the Lender shall adjust the interest rate(s) with respect to the applicable Loan(s) to the lower/more preferable interest rates offered to such other borrower (“Rate Protection”), and the Lender shall (and shall procure the syndicate to) execute an amendment to the Facility Agreement and/or any related documents reflecting such amended terms. Each party shall bear its own legal fees in connection with such amendment.

5.Refinancing Right. The Lender hereby agrees that if it fails to perform its obligations with respect to the Rate Protection, or the Borrower has been offered financing in connection with the Project at a lower interest rate or on more preferable interest rate terms than those provided by the Lender in the domestic market, the Borrower shall have the right to (i) refinance all or a portion of the Facilities with such other lender(s) and/or (ii) negotiate the financing price or terms of all or a portion of the Facilities with the Lender so as to lower the Borrower’s financing costs and/or optimize the Borrower’s financing terms under the Facility Agreement (the “Refinancing Right”). The Borrower agrees that the Borrower’s exercise of the Refinancing Right shall not breach the Facility Agreement or the New Facility Agreement.

6.The New Facility Agreement.

(a)The Lender shall use its best efforts to form the banking syndicate and to cause all of the members of the syndicate to execute the New Facility Agreement, which shall include the following terms:

(i)	a decrease to the existing commitment under Facility A (the USD term loan) from US$100 million to US$30 million;

(ii)	an increase to the existing commitment under Facility B (the RMB term loan) from RMB532 million to RMB997.5 million;

(iii)	an amendment to the currency of the USD Revolving Loans under Facility C (the revolving loan) from US Dollars to RMB, such that the total commitment of Facility C is an amount equal to RMB232,750,000;

(iv)
an undertaking by the syndicate to lend to the Borrower no less than 100% of the Facilities, of which the Lender shall at all times maintain a share of no less than 40%; provided that the interest rates for all of the Facilities disbursed under the New Facility Agreement shall not be higher than the Conditional Rates;

(v)	Rate Protection and Refinancing Right with respect to all Loans disbursed under the Facilities; and

(vi)	applicable syndication provisions that are satisfactory in form and substance to the Borrower;
provided that all of the existing terms in the Facility Agreement shall, unless otherwise specifically agreed by the Borrower and the Lender, remain unchanged, and that no such amendment shall include any terms or conditions that are less favorable to the Borrower than the terms in the existing Facility Agreement.
(b)Notwithstanding anything to the contrary herein, the Borrower acknowledges that the above terms may be further reviewed in connection with the formation of the lending syndicate; provided that no actual amendment or modification shall be made to any of the terms herein without the Borrower’s express written consent and/or until all of the finance documents with respect to the syndication of the facilities (including, without limitation, any new or amended facility agreement) has been executed by all of the parties thereto.

7.Amount of Utilisation. Notwithstanding anything to the contrary under Section 5.3 of the Facility Agreement, the Parties agree that any Utilisation of any of the Facilities shall not be subject to any integral multiple requirement.

8.Miscellaneous

(a)Except as expressly set forth in this Amendment, the Existing Facility Agreement shall remain as originally stated.
(b)This Amendment constitutes the entire agreement of the Parties in respect of the subject matter contained herein, and shall supersede all other agreements, correspondence and understandings with respect to such subject matter.
(c)The terms set forth herein shall immediately become effective upon the execution of this Amendment both Parties hereto and shall be deemed as an amendment to the Existing Facility Agreement.
(d)Neither this Amendment nor any such discussion is a forbearance or waiver of any breaches or defaults or the Borrower’s rights or remedies, whether present, past or future, and is without prejudice to any such rights that the Borrower may have under the Facility Agreement or any other Finance Document.
(e)This Amendment may be executed in any number of counterparts, each of which shall be deemed to an original, and such counterparts together shall constitute one instrument.
(f)This Amendment is a Finance Document.

[SIGNATURE PAGE FOLLOWS]

[Signature Page to Amendment No. 2 of Facility Agreement]

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment, or have caused this Amendment to be duly executed on their behalf, as of the day and year first set forth above.

LENDER

For and on behalf of     )                    )
BANK OF CHINA, ZHENJIANG BRANCH    )
JINGKOU SUB-BRANCH     )
(中国银行镇江分行京口支行)    )

By:     /s/ Yan Huijun______
Name:     Yan Huijun_________
Title:    Chairman of Bank of China Limited, Zhenjiang Jingkou Sub-Branch

BORROWER

For and on behalf of                         )
)
ALERIS DINGSHENG ALUMINUM             )
(ZHENJIANG) CO., LTD.                    )
(爱励鼎胜铝业༈镇江༉有限公司)                )

By:    _/s/ Roelof IJsbrand Baan________
Name:     _ Roelof IJsbrand Baan _______
Title:    _ Chairman and legal representative of
Aleris Dingsheng Aluminum (Zhenjiang) Co., Ltd.